UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2013

BROWNIE’S MARINE GROUP, inc.

(Exact name of registrant as specified in its charter)

Nevada	333-99393	90-0226181
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

940 N.W. 1st Street, Ft. Lauderdale, Florida 33311

(Address of principal executive offices) (Zip Code)

954-462-5570

Registrant’s telephone number, including area code

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On July 8, 2013, Brownie’s Marine Group, Inc. (the “Company”) received notice from the Financial Industry Regulatory Authority (“FINRA”) that the Company’s reverse split of 1,350 to 1 (the “Reverse Split”) shall be effective on July 15, 2013. The Reverse Split had been previously approved and authorized by the board of directors and majority holders of the Company’s common stock and, as a result, (i) every 1,350 shares of the Company’s outstanding common stock will be converted into 1 share of the Company’s common stock, and (ii) the issued and outstanding common stock of the Company shall decrease from 3,423,468,473 to 2,535,903, subject to the “rounding up” of fractional shares to the nearest whole number. Effective July 15, 2013 the Company’s quotation symbol shall change to “BWMGD” to reflect the Reverse Split. Approximately twenty (20) business days thereafter the symbol shall revert back to “BWMG”. In addition, the Company’s CUSIP number shall change to 115867202. A copy of the Articles of Amendment reflecting the Reverse Split is attached to this Current Report on Form 8-K as Exhibit 3.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment effective July 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer
July 11, 2013